AMENDMENT NO. 1

                             WATTS INDUSTRIES, INC.

                         MANAGEMENT STOCK PURCHASE PLAN

                                                            August 5, 1997


      The Watts Industries, Inc. Management Stock Purchase Plan ("Management Plan") is hereby amended as follows:

1.    Article I. INTRODUCTION:

      Delete "RSUs are granted at a discount of 25% from the fair market value of the Stock on the date of grant." and replace it with "RSUs are granted at a discount of 33% from the fair market value of the Stock on the date of grant."

2. Article IV. PARTICIPATION, Sub-article B. Valuation of RSUs; Fair Market Value of Stock:

      Delete "The "Cost" of each RSU shall be equal to 75% of the fair market value of the Stock on the date the RSU is awarded." and replace it with "The "Cost" of each RSU shall be equal to 67% of the fair market value of the Stock on the date the RSU is awarded."

3. Except as provided for in this Amendment No. 1, all of the terms and conditions of the Management Plan shall remain in full force and effect.

EXECUTED as of the date first set forth above.

                             Watts Industries, Inc.



                             By:___________________